EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated October 17, 2006 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Taxable Income Series 102 (Investment Grade Trust, Series 25) as of October 17, 2006 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Registered Public Accounting Firm."

                                                              GRANT THORNTON LLP

New York, New York
October 17, 2006